NATIONAL CAPITAL MANAGEMENT CORPORATION

        CONSENT TO ACTION OF DIRECTORS WITHOUT A MEETING


            The   undersigned   Directors  of  National   Capital
Management Corporation (the "Corporation") hereby consent to the following action of the Corporation, which was taken without a meeting, as of April 1, 1995:

           1. The amendment of Article IV, Sections 2 and 3, of the Corporation's bylaws.

           2. The Employment Agreements between the Corporation and John C. Shaw and James J. Pinto.



Dated:  April 14, 1995    /s/ James J. Pinto
                          JAMES J. PINTO*

Dated:  April 14, 1995    /s/ John C. Shaw
                          JOHN C. SHAW*

Dated:  April 14, 1995    /s/ Herbert j. Jaffe
                          HERBERT J. JAFFE

Dated:  April 14, 1995    /s/ Timothy R. Graham
                          TIMOTHY R. GRAHAM

Dated:  April 14, 1995    /s/ David Faulkner
                          DAVID FAULKNER



*Not signing with respect to Item 2 as it relates to himself.